UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 11, 2017 (July 6, 2017)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Compensation and Governance Committee of the Board of Directors (the “Committee”) of Kimball International, Inc. (the “Company”), at its July 6, 2017 meeting, approved three Stock Incentive Agreements which are each subject to the terms of the Amended and Restated 2003 Stock Option and Incentive Plan (the “Plan”), pursuant to which the Company may grant a variety of stock incentive awards to participating employees of the Company. The Plan was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on October 21, 2013.
The form of Annual Performance Share Award Agreement (the “APS Award Agreement”) is intended to be used to grant annual performance shares to officers and other key leaders of the Company if the applicable performance levels for the performance period have been achieved. Participants will earn from 0% to 200% of the target share award depending upon the annual return on equity for the Company as defined in the APS Award Agreement. The APS Awards are subject to the terms and conditions of the Plan and the APS Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the APS Award Agreement in Exhibit 10.1 of this Form 8-K and is incorporated herein by reference.
The form of Performance Unit Award Agreement is intended to be used to grant performance units to senior executive officers of the Company based on relative total shareholder return (“RTSR”). RTSR is an incentive measure based entirely on the performance of the Company's shares in comparison to the share performance of an approved group of peer companies. Awards under the Performance Unit Award Agreement will typically be earned and vested over a three-year period. This longer-term performance incentive for senior executives is intended to align executive compensation with RTSR, and the Committee believes the RTSR incentive measure is strongly aligned with share owner interest. The Performance Unit Awards are subject to the terms and conditions of the Plan and the Performance Unit Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Performance Unit Award Agreement in Exhibit 10.2 of this Form 8-K and is incorporated herein by reference.
The form of Restricted Share Unit Award Agreement (the “RSU Award Agreement”) is intended to be used to grant restricted share units to officers and other key leaders of the Company. The RSU Awards are structured as a retention tool with vesting typically occurring at the end of a three-year period. The RSU Awards are subject to the terms and conditions of the Plan and the RSU Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the RSU Award Agreement in Exhibit 10.3 of this Form 8-K and is incorporated herein by reference.

On July 6, 2017, pursuant to the Company's Amended and Restated 2003 Stock Option and Incentive Plan, the Compensation and Governance Committee granted named executive officers of the Company the following awards: Annual Performance Share Awards, RTSR Performance Unit Awards, and Restricted Share Unit awards. The awards are a key component of their total annual compensation package designed to link compensation to the Company's performance, align compensation with the interests of shareholders, and retain executive talent.

	Target Annual Performance Shares Awarded vesting on June 30, 2018	Target RTSR Performance Units Awarded vesting on June 30, 2020	RSUs Awarded vesting on June 30, 2020
Robert F. Schneider	9,922	16,502	11,624
Michelle R. Schroeder	2,861	3,083	1,528
Donald W. Van Winkle	8,051	5,120	3,571
Lonnie P. Nicholson	899	1,462	—
Kevin D. McCoy	2,217	—	5,165

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Form of Fiscal Year 2018 Annual Performance Share Award Agreement
10.2	Form of Fiscal Year 2018 Performance Unit Award Agreement
10.3	Form of Fiscal Year 2018 Restricted Share Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: July 11, 2017

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Fiscal Year 2018 Annual Performance Share Award Agreement
10.2	Form of Fiscal Year 2018 Performance Unit Award Agreement
10.3	Form of Fiscal Year 2018 Restricted Share Unit Award Agreement